June 2, 2005

                               CENTALE, INC.
                        SECOND AMENDED AND RESTATED
                       COMMON STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, Donna A. Wier or registered permitted assigns (the "Holder") is hereby granted the right to purchase, during the Exercise Period defined below, up to one million five hundred thousand (1,500,000) fully paid and non-assessable shares of the common stock, $.01 par value, ("Common Stock") of Centale, Inc. (the "Company"). The "Exercise Price" will be twenty cents ($0.20) per share, subject to adjustment as set forth in Section 4 of this Warrant.

     1.  Exercise Period and Vesting.

     A. The "Exercise Period" will commence if and to the extent that the rights hereunder "Vest" as described below. The Exercise Period will terminate on December 31, 2009.

     B. The right of the Holder to purchase shares upon exercise of this Warrant will "Vest" as follows:

         i. The right to purchase 500,000 shares will Vest on the first date when the sum of (a) the paid-in-capital reflected on the Company's balance sheets less (b) the paid-in-capital attributable to services rendered in consideration of capital stock exceeds One
Million Dollars ($1,000,000).

         ii. The right to purchase 500,000 additional shares will Vest on the first date when the sum of (a) the paid-in-capital reflected on the Company's balance sheets less (b) the paid-in-capital attributable to services rendered in consideration of capital stock exceeds Two
Million Dollars ($2,000,000).

         iii. The right to purchase the remaining 500,000 shares will Vest on the date on which securities issued by the Corporation are listed on the NASDAQ Stock Market, the NASDAQ SmallCap Market or any national securities exchange (as defined in the Rules of the Securities and Exchange Commission).

     C. Anything in this Warrant to the contrary notwithstanding, in no event shall Holder be entitled to exercise this Warrant if, upon giving effect to such exercise, the Holder and her "affiliates" (as defined in Rule 405 under the 1933 Act) would beneficially own an aggregate number of shares of the Company's Common Stock that would exceed 9.99% of the outstanding shares of the Common Stock following such exercise.



     2.  Assignment and Registration

     Subject to the provisions hereof, this Warrant may be transferred on the books of the Company, wholly or in part, in person or by attorney, upon surrender of this Warrant with the form of Assignment attached hereto duly completed and executed. This Warrant shall be cancelled upon such surrender and a new Warrant or Warrants shall be issued by the Company, in the name of the person to whom such transfer is made as to the portion of this Warrant transferred, and in the name of the holder of this Warrant as to any portion
not transferred.   Each Holder hereof consents and agrees that the Company
may treat the person in whose name this Warrant is registered on the books of the Company as the absolute owner hereof for all purposes and that the Company shall not be affected by any notice to the contrary. The foregoing notwithstanding, the Company shall have no obligation to transfer this Warrant on its books, and shall not do so, unless it shall have received evidence satisfactory to counsel for the Company that the transfer will not violate the Securities Act of 1933, as amended, or any of the rules and regulations promulgated thereunder, or the securities laws of any state.

     3.  Exercise of Warrant.

     A. The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during the Exercise Period as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

     B. This Warrant may be exercised by surrender of the Warrant with the annexed Exercise Form duly completed and executed together with the full Exercise Price in cash or by wire transfer for the number of shares of Common Stock as to which this Warrant is exercised, at the Company's principal executive offices.

     C.  If (a) the Company's Common Stock is quoted on a public market and
(b) the Market Value of one share of Common Stock is greater than the Exercise Price, in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                X = Y (A-B)
                    -------
                       A

         Where X = the number of shares of Common Stock to be issued to the Holder

                Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                A = the Market Value of one share of the Company's Common Stock (at the date of such calculation)

                B = Exercise Price

"Market Value" means the average closing bid price reported for the Common Stock on its principal trading market for the five trading days preceding the date on which the Subscription Form is received by the Company.

     D. Upon the exercise of this Warrant, the Holder hereof shall be entitled to receive a certificate or certificates for the number of shares of Common Stock purchased upon such exercise and a new Warrant or Warrants representing any unexercised portion of this Warrant. Each person in whose name any certificates for Common Stock are issued shall, for all purposes, be deemed to have become the holder of record of such Common Stock at the close of business on the date of exercise of this Warrant, irrespective of the date of delivery of such certificate, except that if the transfer books of the Company are closed on such date, such person shall be deemed to have become the holder of record of such Common Stock at the close of business on the next succeeding date on which the transfer books are open. Nothing in this Warrant shall be construed as conferring upon the holder hereof any rights as a shareholder of the Company.

     4.  Anti-Dilution Provisions.

     A. Stock Splits, Etc. If there is any stock dividend, stock split, or combination of shares of Common Stock of the Company, the number and amount of shares then subject to this Warrant shall be proportionately and appropriately adjusted. No change shall be made in the aggregate purchase price to be paid for all shares subject to this Warrant, but the aggregate Exercise Price shall be allocated among all shares subject to this Warrant after giving effect to the adjustment.

     B. Capital Events. If there is any other change in the Common Stock of the Company, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to this Warrant as the Board of Directors may deem equitable. Failure of the Board of Directors to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.

     5.  Notices to Warrant Holders.

     Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matters or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

     (a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution; or

     (b) The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or option to subscribe therefor; or

     (c) A merger or consolidation of the Company in which the Company is not the surviving Company or the adoption of a plan of liquidation or a sale of all or substantially all of its assets shall be proposed; then, in any one or more of said events, the Company shall give written notice to all holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or options, or any proposed dissolution, liquidation, winding up or sale.

     6. Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

     7. Law Governing. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

     WITNESS the signature of the duly authorized Chief Executive Officer of the Company.

                                          CENTALE, INC.


                                          By: /s/ Juan Ferreira
                                          ------------------------
                                          Juan Ferreira, President



                            SUBSCRIPTION FORM
                 (To be signed only on exercise of Warrant)

TO: CENTALE, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elect to purchase (check applicable box):

_______________ shares of the Common Stock covered by the Warrant; or

___the maximum number of shares of Common Stock covered by the Warrant pursuant to the cashless exercise procedure set forth in Section 3(C).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $________________. Such payment takes to form of (check applicable box):

___	$_________________ in lawful money of the United States; and/or

___	the cancellation of such portion of the attached Warrant as is exercisable for a total of ______________ shares of Common Stock (using a Market Value of $___________ per share for purposes of this calculation); and/or

___	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 3(C), to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 3(C).

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to
______________________________________________________________      whose
address is __________________________________________________________


Dated:_______________

________________________________
(Signature must conform to name of
holder as specified on the face of
the Warrant)

                                   ___________________________________


                                   ___________________________________
                                   (Address)





                                 ASSIGNMENT

                 (To be executed by the registered holder in
                       order to transfer the Warrant)


                  FOR VALUE RECEIVED, _____________________________ hereby
sells, assigns and transfers unto ________________________ (Social Security No. ______________) the right to purchase ________________
shares of Common Stock of Centale, Inc. (the "Company") evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _________________________________________ attorney to transfer the said
Warrant on the books of the Company, with full power of substitution.

                                    _____________________________
                                    Signature
Dated:
                                    _____________________________
                                    Name of Registered Owner
                                    (Print)
In the presence of:

________________________________    ________________________________
                                    Address

NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank (other than a savings bank) or a trust company having an office or correspondent in New York, or a firm having membership on a registered national securities exchange.